Registration Statement No. 33-

	SECURITIES AND EXCHANGE COMMISSION
	WASHINGTON, DC 20549
	FORM S-8
	REGISTRATION STATEMENT
	UNDER
	THE SECURITIES ACT OF 1933

	EDISON CONTROL CORPORATION
	(Exact name of Registrant as specified in its charter)

          New Jersey                         22-2716367
(State or other jurisdiction of   (IRS Employer Identification No.)
 incorporation or organization)

W60 N151 Cardinal Avenue, Cedarburg, Wisconsin      53012-0326
   (Address of Principal Executive	 		       (Zip Code)
             Offices)

	1986 STOCK OPTION PLAN

	Jay Hanamann
	Treasurer and Chief Financial Officer
	Edison Control Corporation
	W60 N151 Cardinal Avenue
	Cedarburg, Wisconsin 53012-0326
	(Name and Address of Agent for Service)

Telephone Number, Including Area Code, of Agent for Service:
  	(414) 377-6565


	CALCULATION OF REGISTRATION FEE

					                      Proposed    	Proposed
Title of				               maximum		    maximum
Securities     Amount to	  offering     aggregate	     Amount of
to be          be          price      		offering  	    registration
Registered(1)  registered  per share   	price		        fee
Common Stock,
par value
$.01 per     	 200,000
share		        shares	     $3.625(1)   	$725,000 (1) 	 $250.00

(1)	Estimated only for the purpose of calculating the registration fee.
Such estimates have been computed in accordance with Rule 457(c) and are based upon the closing sale price reported on NASDAQ on June 26, 1997.

PROSPECTUS

200,000 Shares
EDISON CONTROL CORPORATION
COMMON STOCK
(Par Value $.01)

The contents of Form S-8 Registration Statement No. 33-91864 are incorporated herein by reference. This Prospectus relates to an aggregate of 200,000 shares of Common Stock, par value of $.01 per share ("Common Stock") of Edison Control Corporation (the "Company") issuable upon exercise of an option granted to Ms. Mary E. McCormack, President of the Company, pursuant to the Company's 1986 Stock Option Plan (the "Plan") which, as amended to increase the number of shares covered from 150,000 to 350,000, was approved by shareholders on October 17, 1995. Unless otherwise defined herein, capitalized terms used herein shall have the meanings set forth in the Plan. Proceeds from the sale of the shares of Common Stock issued upon exercise of options shall be added to the general funds of the Company and shall be available for general corporate purposes.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

No person has been authorized to give any information or to make any representation, other than those contained or incorporated by reference in this Prospectus in connection with the offer contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sales of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of any jurisdiction. Neither delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information herein is correct as of any time subsequent to the date hereof.

Shares purchased upon exercise of options may be sold from time to time by the holder thereof in the over-the-counter market at prices then prevailing.

The date of this Prospectus is July 1, 1997.

PART II


ITEM 8.	EXHIBITS

4(a)		Certificate of Incorporation of the Registrant (1).

4(b)		By-Laws of the Registrant(1).

5		Opinion of Jay J. Miller, Esq.

23(a)	Consent of Ernst & Young LLP

23(b)     Consent of Deloitte & Touche LLP

23(c)	Consent of Jay J. Miller, Esq. (included in Exhibit 5).


(1)	Incorporated by reference from Exhibits to Registration Statement on
Form S-18 (File No. 33-6736-NY), filed on June 24, 1986.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, and State of New York, on the 13th day of June, 1997.

(Registrant)					EDISON CONTROL CORPORATION


          							By /s/ Mary E. McCormack
							          Mary E. McCormack, President
							          and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


/s/ Robert J. Cooney   		Director			     June 13, 1997
Robert J. Cooney

                       		Director			     June   , 1997
John J. Delucca

/s/ William B. Finneran		Chairman of	   	June 13, 1997
William B. Finneran		   	the Board and
                   						Director

/s/ Alan J. Kastelic   		Director			     June 13, 1997
Alan J. Kastelic


/s/ Mary E. McCormack  		President, Chief	June 13, 1997
Mary E. McCormack			     Executive Officer
						                   and Director

/s/ Jay J. Miller      		Director		     	June 13, 1997
Jay J. Miller


/s/ Jay R. Hanamann    		Secretary, 	   	June 13, 1997
Jay R. Hanamann			       Treasurer and
						                   Chief Financial
						                   Officer